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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2003
(Date of earliest event reported): December 18, 2003

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-16335 (Commission File Number)	73-1599053 (IRS Employer Identification No.)
P.O. Box 22186, Tulsa, Oklahoma (Address of principal executive offices)		74121-2186 (Zip Code)

Registrant's telephone number, including area code: (918) 574-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On December 18, 2003, Magellan Midstream Partners, L.P., a Delaware limited partnership (the "Partnership"), entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the issuance and sale in an underwritten public offering by the Partnership of 200,000 common units and to the issuance and sale by Magellan Midstream Holdings, L.P., the owner of the Partnership's general partner (the "Selling Unitholder") of 4,300,000 common units, which represent limited partner interests in the Partnership. The underwriters were also granted an option to purchase up to an additional 675,000 common units from the Selling Unitholder. The common units sold in the offering were registered under the Securities Act of 1933, as amended, pursuant to shelf registration statements on Form S-3 (File Nos. 333-83952 and 333-109732).

Item 7. Financial Statements and Exhibits.

        Each exhibit identified below is filed as part of this report:

Exhibit 1.1	Underwriting Agreement dated as of December 18, 2003 by and among the Partnership and the underwriters named therein.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release of the Partnership dated December 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN MIDSTREAM PARTNERS, L.P.
	By:	Magellan GP, LLC its General Partner
Date: December 19, 2003	By:	/s/ SUZANNE H. COSTIN Name: Suzanne H. Costin Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of December 18, 2003 by and among the Partnership and the underwriters named therein.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release of the Partnership dated December 19, 2003.

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SIGNATURES
EXHIBIT INDEX